Exhibit 10.17
                           LOAN AND SECURITY AGREEMENT


                             Dated as of May 7, 1997


                                     between


                            THE ANTIGUA GROUP, INC.,

                                   as Borrower


                                       and


                         LASALLE BUSINESS CREDIT, INC.,

                                    as Lender

                                  $3,500,000.00
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                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 7th day of May, 1997, by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LaSalle"), with an office at 120 East Baltimore Street, Suite 1802, Baltimore, Maryland 21202, and THE ANTIGUA GROUP, INC., a Nevada corporation ("Borrower"), with its principal office at 9319 North 94th Way, Scottsdale, Arizona 85258.

                                   WITNESSETH:

         WHEREAS, the Borrower has requested LaSalle to make a term loan to the Borrower, and the parties wish to provide for the terms and conditions upon which such loan shall be made;

         NOW, THEREFORE, in consideration of the term loan (including any loan by renewal or extension thereof) hereafter made to Borrower by LaSalle, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

         1. DEFINITIONS.

            (a) General Definitions.

                  "Account," "Account Debtor," "Chattel Paper," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Inventory," and "Investment Property," shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Maryland Uniform Commercial Code.

                  "Acquisition" shall mean the acquisition by SEI of all of the issued and outstanding stock in the Borrower pursuant to terms and conditions acceptable to LaSalle.

                  "Affiliate" shall mean any Person: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Borrower; (b) that directly or beneficially owns or holds five percent (5%) or more of any class of the voting stock of Borrower;
(c) five percent (5%) or more of whose voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest of which) is owned directly or beneficially or held by Borrower; or (d) five percent (5%) or more of whose voting stock (or in case of a Person which is not a corporation, five percent (5%) or more of the equity interest of which) is owned directly or beneficially or held by a Person referred to in (a), (b) or
(c) above.

                  "Business Day" shall mean any day other than a Saturday, Sunday, or such other day as banks in Illinois are authorized or required to be closed for business.
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                  "Capital  Adequacy Charge" shall have the meaning specified in paragraph 3(e) hereof.

                  "Capital Adequacy Demand" shall have the meaning specified in paragraph 3(e) hereof.

                  "Capital Expenditures" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of Borrower.

                  "Cash Flow" shall mean, with respect to any period, net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus deferred taxes, plus depreciation and amortization deducted in determining net income for such period, minus Capital Expenditures for such period not financed, minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, and plus the after tax increase in LIFO reserves or minus the after tax decrease in LIFO reserves.

                  "Closing Date" shall mean the date the Loan is advanced by LaSalle either directly to the Borrower or into an escrow in which the proceeds of the Loan will be held and not delivered to Borrower until the conditions established in such escrow are satisfied (or if those conditions are not satisfied, the proceeds of the Loan will be returned to LaSalle).

                  "Closing Document List" shall have the meaning specified in paragraph 12(a)(i) hereof.

                  "Collateral" shall mean all of the personal property of Borrower described in paragraph 4 hereof, and all other real or personal property of any Obligor or any other Person now or hereafter pledged to LaSalle to secure, either directly or indirectly, repayment of any of the Obligations.

                  "Cruttenden" shall mean The Cruttenden Roth Bridge Fund, LLC, a California limited liability company.

                  "Cruttenden Loan" shall mean a One Million Twenty Thousand Dollar ($1,020,000.00) loan from Cruttenden to the Borrower pursuant to terms acceptable to LaSalle.

                  "Debt Service" shall mean, with respect to any period, current principal maturities of long term debt
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(specifically  excluding any portion of such current principal  maturities which are deemed current principal maturities of long term debt solely because such principal is payable due to a Securities Offering) and capitalized leases paid or scheduled to be paid during such period, plus any prepayments on indebtedness owed to any Person (except trade payables, revolving loans and prepayments made with proceeds of Securities Offerings) and paid during such period.

                  "Debt Service Coverage Ratio" shall mean, with respect to any period, the ratio of (A) Cash Flow, to (B) Debt Service.

                  "Default" shall mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

                  "EBITDA" shall mean, with respect to any period, net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, less gains and losses attributable to any fixed asset sales made during such period, minus any distributions or dividends permitted to be paid pursuant to the terms hereof, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

                  "Event of Default" shall have the meaning specified in paragraph 12 hereof.

                  "Excess Cash Flow" shall mean for any fiscal year of the Borrower, the amount by which the Borrower's Cash Flow for such fiscal year exceeds the Borrower's Debt Service for such fiscal year.

                  "GAAP" shall mean generally accepted accounting principles and policies in the United States as in effect from time to time.

                  "Guarantors" shall mean collectively, SEI and SEC.

                  "Imperial" means Imperial Bank.

                  "Imperial Loan" means a Two Million Five Hundred Thousand ($2,500,000.00) Loan from Imperial to the Borrower pursuant to terms acceptable to LaSalle.

                  "Indemnified Party" shall have the meaning specified in paragraph 15 hereof.
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                  "Intercreditor   Agreement"   shall   mean  an   Intercreditor
Agreement between LaSalle and another Person holding a security interest in any of the assets of the Borrower.

                  "Liabilities" shall mean at any date all liabilities required under GAAP to be recorded on a balance sheet as of such date.

                  "Loan" shall mean the term loan made by LaSalle to Borrower pursuant to paragraph 2 hereof and all other advances and financial accommodations made by LaSalle to or on behalf of Borrower under the terms of this Agreement.

                  "Lock Box" and "Blocked Account" shall have the meanings specified in paragraph 7 hereof.

                  "Material Adverse Effect" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, the business, assets, operations, condition (financial or otherwise) or prospects of Borrower, taken as a whole.

                  "Net Worth" shall mean shareholders' equity as determined in accordance with GAAP, consistently applied.

                  "Note" shall mean the Term Note in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) executed by the Borrower to the order of LaSalle, dated as of the Closing Date.

                  "Obligations" shall mean all liabilities, obligations, and duties owing by Borrower to LaSalle or to any parent, affiliate or subsidiary of LaSalle, of any kind or description in connection with or related to the Loan, including all obligations to pay: (a) all principal advanced pursuant to or evidenced by this Agreement, by the Note, or by any other Agreement; and (b) all interest, all fees, costs and expenses which Borrower is required to pay or reimburse pursuant to this Agreement or any Other Agreement, by law or otherwise.

                  "Obligor" shall mean Borrower, Guarantors and each Person who is or shall become primarily or secondarily liable for any of the Obligations, provided, however, that such term shall not include any Account Debtor.

                  "Other Agreements" shall mean all agreements, instruments and documents including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to LaSalle or to any parent, affiliate or subsidiary of LaSalle in connection with the Obligations or the transactions contemplated hereby.

                  "Other Facilities" shall mean the revolving line of credit facility and term loan provided by LaSalle pursuant to the Other Loan Agreement.

                  "Other Loan Agreement" shall mean the Loan And Security Agreement between the Borrower and LaSalle dated January 23, 1997.

                  "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock of Borrower or any Subsidiary.

                  "Permitted   Liens"  shall  mean:   (a)  statutory   liens  of
landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (b) liens or security interests in favor of LaSalle; (c) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on Borrower's ability to use such real property for its intended purpose in connection with
Borrower's  business;   (d)  liens  securing  the  payment  of  taxes  or  other
governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, in accordance with the terms set forth in paragraph 11(g); (e) liens incurred or deposits made in the ordinary course of Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under paragraph 11(h) or permitted as Capital Expenditures under paragraph 11(m), the documents relating to such liens to be in form and substance acceptable to LaSalle; (f) liens securing indebtedness owing by any Subsidiary to Borrower to the extent such indebtedness is permitted under paragraph 11(h), or to any other Subsidiary of Borrower; (g) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (h) liens specifically set forth on
Schedule 1(a) attached hereto; (i) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by a lien permitted by any of the foregoing sections (a) through (h) inclusive provided that (i) such indebtedness is not secured by any additional assets, and (ii) the amount of such indebtedness is not increased; (j) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (k) grants of security and rights of setoff in deposit accounts, securities and
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other  properties held at banks or financial  institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities; and (l) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  "Prime Rate" shall mean the publicly announced prime rate of LaSalle National Bank, Chicago, Illinois, in effect from time to time. The Prime Rate is not intended to be the lowest or most favorable rate of LaSalle National Bank in effect at any time.

                  "Purchase Agreement" shall mean the Stock Purchase Agreement dated April 21, 1997 among Guarantors, Borrower and Seller, as amended, pursuant to which the Guarantors has agreed to acquire all of the issued and outstanding stock of Borrower.

                  "SEC" shall mean Southhampton Enterprises Corp., a British Columbia corporation.

                  "Securities   Offering"  shall  mean  any  equity   securities
offering of the stock of SEC after May 30, 1997.

                  "SEI" shall mean Southhampton Enterprises, Inc., a Texas corporation.

                  "Seller" shall mean collectively: (a) Thomas E. Dooley, Jr. and Gail E. Dooley, Trustees under the Thomas E. Dooley and Gail Dooley Revocable Trust of 1988, dated 10/4/88; (b) Thomas E. Dooley as Custodian Under the Uniform Gifts to Minors Act fbo Kim L. Dooley; (c) Thomas E. Dooley as Custodian Under the Uniform Gifts to Minors Act fbo Shawn T. Dooley; (d) Thomas
E. Dooley, Jr. and Gail A. Dooley, Trustees under the Thomas E. Dooley and Gail Dooley Revocable Trust of 1988, dated 10/4/88; (e) E. Louis Werner, Jr., Trustee, E. Louis Werner, Jr., Revocable Intervivos Trust dated December 31, 1982; and (f) Bobbi D. Hunter, Trustee under the 1989 Trust Agreement established separate irrevocable Gift Trusts f/b/o the children of Thomas and Gail Dooley dated March 7, 1989.

                  "Seller Debt" shall mean the indebtedness of the Borrower and the Guarantors to the Seller in a maximum amount of Six Million Three Hundred Seventy-Eight Thousand Dollars ($6,378,000.00) which is incurred in connection with the Acquisition.

                  "Subordinated Debt" shall mean collectively: (a) the Seller Debt; (b) the Cruttenden Loan; (c) the Imperial Loan; (d)
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the indebtedness under the Second Amended And Restated  NonNegotiable Note dated
January 1, 1993 in the original principal amount of Three Hundred Thirty-Four Thousand Six Hundred Nineteen Dollars ($334,619.00) from the Borrower to Ronald
A. McPherson, as amended; and (e) the indebtedness under the Second Amended And Restated Non-Negotiable Note dated January 1, 1993 in the original principal amount of Three Hundred Thirty-Four Thousand Six Hundred Nineteen Dollars ($334,619.00) from the Borrower to Gerald K. Whitley, as amended.

                  "Subordination Agreements" shall mean collectively: (a) the Subordination Agreement of even date herewith by and between the Seller, Imperial, Cruttenden and LaSalle; (b) the Subordination Agreement of even date herewith between Imperial, Cruttenden and LaSalle; (c) the Subordination Agreement of even date herewith between LaSalle, Imperial, Cruttenden, and Gerald K. Whitley; (d) the Subordination Agreement of even date herewith between LaSalle, Imperial, Cruttenden and Ronald A. McPherson; and (e) the Subordination Agreement of even date herewith between LaSalle and Imperial.

                  "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

                  "Tangible Net Worth" shall mean shareholders' equity (including retained earnings) less the book value of all intangible assets including but not limited to advances to Affiliates, determined by LaSalle on a consistent basis, plus the amount of any debt subordinated to LaSalle on terms and conditions acceptable to LaSalle in its sole judgment, plus pre-tax LIFO reserves, all as determined in accordance with GAAP, consistently applied.

                  "Term" shall have the meaning specified in paragraph 9 hereof.

            (b) Accounting Terms And Definitions. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by Borrower to LaSalle on or before the
Closing  Date.  All  accounting   determinations  for  purposes  of  determining
compliance with the financial covenants contained in paragraph 11(m) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered
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to LaSalle by Borrower on or before the Closing Date.  The financial  statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to LaSalle by Borrower on or before the Closing Date, the certificates required to be delivered pursuant to paragraph 11(i) demonstrating compliance with the covenants contained herein shall include, at the election of Borrower or upon the request of LaSalle, calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

         2. LOAN.

            On the Closing Date, LaSalle shall make a term loan to Borrower in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) ("Loan"). Principal payable on account of the Loan shall be payable in accordance with the Note, in successive monthly installments (i) payable on the first day of each month, commencing on June 1, 1997, and (ii) based on an amortization schedule consisting of thirty-six (36) equal and level principal payments, provided, however, that the entire unpaid principal balance of the Loan shall be due and payable in full upon the expiration of the Term of this Agreement, and provided further that in the event of a Securities Offering, or group of Securities Offerings, for which SEC receives an aggregate of not less than Two Million Dollars ($2,000,000.00), the Borrower shall make an additional principal payment of not less than Two Million Dollars ($2,000,000.00) within ten (10) Business Days after the Securities Offering, such additional principal payment to be applied in the inverse order of scheduled maturities. In addition to the principal payments as set forth above, the Borrower shall also make annual mandatory prepayments on the Loan during the first one hundred twenty (120) days of each fiscal year, each such prepayment in an amount equal to twenty-five percent (25%) of the sum which is equal to: (a) the Borrower's Cash Flow for the preceding fiscal year, minus (b) one hundred percent (100%) of the amount of Cash Flow which the Borrower needed to have for such fiscal year in order to satisfy (but not exceed) the Debt Service Coverage Ratio covenant for such fiscal year as set forth in paragraph 11(m)(iii) of this Agreement. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Term, and (ii) the acceleration of the Obligations pursuant to paragraph 14 of this Agreement.

         3. INTEREST, FEES AND CHARGES.

            (a) Rates of Interest. Interest accrued on the Loan shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last
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calendar day of the preceding month,  (ii) the occurrence of an Event of Default in consequence of which LaSalle elects to accelerate the maturity and payment of the Loan, or (iii) termination of this Agreement pursuant to paragraph 19 hereof. Except as otherwise provided in paragraph 3(c) hereof, interest shall accrue on the principal amount of the Loan outstanding at the end of each day at a fluctuating rate per annum equal to three percent (3%) above the Prime Rate. The rate of interest payable on the Loan shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Loan shall bear interest on demand at a rate per annum equal to the rate of interest then in effect plus two percent (2%).

            (b) Computation of Interest and Fees. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. Interest shall commence accruing on the Loan on the Closing Date.

            (c) Maximum Interest. It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

            (d) Closing Fee. Borrower shall pay to LaSalle a closing fee, payable on or before the Closing Date, in an amount equal to Seventy Thousand Dollars ($70,000.00). No part of the closing fee shall be applied to costs or expenses incurred by LaSalle in connection with the Loan.

            (e) Capital Adequacy Charge. If LaSalle shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by LaSalle with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date, does or shall have the effect of reducing the rate of return on LaSalle's capital as a consequence of its obligations hereunder to a level below that which LaSalle could have achieved but for such adoption, change or compliance (taking into consideration LaSalle's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by LaSalle to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the
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certificate  described  below,  Borrower  shall pay to LaSalle  such  additional amount or amounts ("Capital Adequacy Charge") as will compensate LaSalle for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of LaSalle claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to LaSalle, and the method by which such amount was determined. In
determining  such  amount,   LaSalle  may  use  any  reasonable   averaging  and
attribution method, applied on a non-discriminatory basis.

         4. GRANT OF SECURITY INTEREST TO LASALLE.

            As security for the payment of the Loan now or in the future made by LaSalle to Borrower hereunder and for the payment or other satisfaction of all other Obligations, Borrower hereby assigns to LaSalle and grants to LaSalle a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: i) all Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; ii) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); iii) all Inventory; iv) all Goods (other than Inventory) including, without limitation, Equipment, and fixtures; v) all deposits and cash and any other property of Borrower now or hereafter in the possession, custody or control of LaSalle or any agent or any parent, affiliate or subsidiary of LaSalle or any participant with LaSalle in the Loan for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise);
vi) all Investment Property; and vii) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business. Notwithstanding the foregoing provisions of this paragraph 4, such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any licenses which are now or hereafter held by the BORROWER as licensee, to the extent that
(i) such licenses are not assignable or capable of being encumbered as a matter of law or under the terms of the license applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor thereof and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term Collateral shall include, (A) any and all proceeds of such licenses to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor's consent with respect to any such otherwise excluded license being obtained, thereafter such licenses as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term Collateral. In addition, the Borrower agrees that so long as the Borrower has any obligations to LaSalle, the Borrower will cause all of the Borrower's obligations to LaSalle to be secured by a valid and enforceable lien and security interest in all assets of the Borrower.

         5. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at LaSalle's request, at any time and from time to time, execute and deliver to LaSalle such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by LaSalle) and do such other acts and things as LaSalle may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of LaSalle (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect LaSalle's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. The security interests and liens granted herein are subject and subordinate to the security interests and liens granted to LaSalle in the Loan And Security Agreement dated January 23, 1997 between Borrower and LaSalle which secure the Other Facilities.

         6. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to
(a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose, provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

         7. COLLECTIONS.

            (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box ("Lock Box") with LaSalle National Bank in the name and under exclusive control of, LaSalle. Borrower shall establish an account ("Blocked Account") in LaSalle's name for the benefit of Borrower with LaSalle National Bank, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments made for Inventory or services sold or rendered by Borrower and received by Borrower in the identical form in which such payments were made, whether by cash or check. If Borrower, any Affiliate or Subsidiary of Borrower, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts, Inventory or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, LaSalle and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. LaSalle shall from time to time apply the sums held in the Blocked Account to the Borrower's obligations to LaSalle with such application first to be made to the revolving line of credit being provided by LaSalle to the Borrower and then to the other obligations in such order as LaSalle may determine.  All  checks,  drafts,  instruments  and other  items of  payment  or proceeds of Collateral delivered to LaSalle in kind shall be endorsed by Borrower to LaSalle, and, if that endorsement of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral of Borrower and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited; and (iv) open and process all mail addressed to Borrower and deposited therein, provided, however, that LaSalle shall not exercise any such powers described in clauses (i), (ii) and (iv) unless and until an Event of Default has occurred.

            (b) Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to LaSalle together with an appropriate endorsement or other specific evidence of assignment thereof to LaSalle (in form and substance acceptable to LaSalle). If an endorsement or assignment of any such items shall not be made for any reason, LaSalle is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

         8. SCHEDULES AND REPORTS. Borrower shall furnish or cause to be furnished to LaSalle the following:

            (a) Within sixty (60) days after the Closing Date: (i) Borrower shall deliver to LaSalle a balance sheet of the Borrower as of the day immediately following the closing of the Acquisition, which balance sheet shall reflect the adjustments made from the fiscal year end balance sheet of the Borrower previously delivered to LaSalle and be certified by the Chief Financial Officer of the Borrower; and (ii) Guarantors shall deliver to LaSalle a balance sheet of the Guarantors as of the day immediately following the Closing Date which balance sheet shall be certified by an officer of the Guarantors in a form acceptable to the Lender.

            (b) As soon as practicable and in any event within twenty-five (25) days following the end of each calendar month, (i) statements of income and statements of cash flow of Borrower for each such month and for the period from beginning of the then current fiscal year of Borrower to the end of such month, and (ii) balance sheets of Borrower as of the end of such month, such statements of income and balance sheets to include, in comparative form, figures for the corresponding periods in the preceding fiscal year of Borrower, all in reasonable detail and certified by the chief financial officer of Borrower that such statements fairly present the financial condition of Borrower in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes, together with detailed computations of Borrower's compliance with the covenants set forth in this Agreement.

            (c) As soon as practicable and in any event within thirty (30) days following the end of each fiscal quarter, (i) statements of income and statements of cash flow of Guarantors for each such quarter and for the period from beginning of the then current fiscal year of Guarantors to the end of such quarter, and (ii) balance sheets of Guarantors as of the end of such quarter, such statements of income and balance sheets to include, in comparative form, figures for the corresponding periods in the preceding fiscal year of Guarantors, all in reasonable detail and certified by the chief financial officer of Guarantors that such statements fairly present the financial condition of Guarantors in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes.

            (d) In addition to any other reports: (i) as soon as practicable and in any event within ten (10) days after the end of each month (A) a detailed aged trial balance of Borrower's accounts, in form and substance satisfactory to LaSalle in its sole discretion, and (B) a summary and detail of accounts payable (such

Accounts and accounts payable divided into such time intervals as LaSalle may require in its sole discretion), including a listing of any held checks; (ii) as soon as practicable and in any event within ten (10) days after the end of each month, the general ledger inventory account balance, a physical inventory report and LaSalle's standard form of Inventory report then in effect, for Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory; (iii) within five (5) days after a request by LaSalle, but in any event within ten (10) days after the end of each March and September, an updated list of all Account Debtors of Borrower, which list shall include names and addresses; and (iv) until such time as the Borrower delivers to LaSalle a landlord's waiver in a form acceptable to LaSalle executed by D&D Development Co., within fifteen (15) days after the end of each month, evidence in a form acceptable to LaSalle that the Borrower has paid all rent for the preceding month for the property known as 9319 North 94th Way, Scottsdale, Arizona.

            (e) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, (i) statements of income of Borrower for such fiscal year, (ii) a balance sheet of Borrower as of the end of such fiscal year, and (iii) statements of cash flow of Borrower for such fiscal year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year, such statements to be presented in accordance with Borrower's normal method of accounting for Inventory and (if Borrower uses the LIFO method) disclosing all LIFO reserves, all in reasonable detail and in scope in accordance with audits performed for Borrower in prior years and examined and certified by independent certified public accountants of recognized national standing selected by Borrower and satisfactory to LaSalle, whose opinion shall be unqualified and shall be in scope in accordance with audits performed for Borrower in prior years, in form and substance satisfactory to LaSalle.

            (f) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Guarantors, (i) statements of income of Guarantors for such fiscal year, (ii) a balance sheet of Guarantors as of the end of such fiscal year, and (iii) statements of cash flow of Guarantors for such fiscal year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year, all in reasonable detail and in scope in accordance with audits performed for Guarantors in prior years and examined and certified by independent certified public accountants of recognized national standing selected by Guarantors and satisfactory to LaSalle, whose opinion shall be unqualified and shall be in scope in accordance with audits performed for Guarantors in prior years, in form and substance satisfactory to LaSalle.

            (g) As soon as practicable and in any event prior to the beginning of each fiscal year of Borrower, projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such fiscal year, which shall include the assumptions used therein, together with appropriate supporting details as requested by LaSalle.

            (h) As soon as practicable and in any event within ten (10) days of delivery to Borrower, a copy of any letter issued by Borrower's independent public accountants or other management consultants with respect to Borrower's financial or accounting systems or controls, including all so-called "management letters".

            (i) In conjunction with the delivery of the annual presentation of projections or budgets referred to in paragraph 8(g) above, a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

            (j) With reasonable promptness, such other business or financial data, reports, appraisals and projections as LaSalle may reasonably request.

            (k) All financial statements delivered to LaSalle pursuant to the requirements of this paragraph (except where otherwise expressly indicated) shall be prepared in accordance with GAAP as provided in this Agreement. Together with each delivery of financial statements required by paragraphs 8(b) and 8(e) above, Borrower shall deliver to LaSalle an officer's certificate in the form attached hereto as Exhibit B, which shall include a calculation of financial covenants in the schedule attached to such officer's certificate in form satisfactory to LaSalle. Together with each delivery of annual financial statements required by paragraph 8(e) Borrower shall deliver to LaSalle a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, or, if such accountants have obtained knowledge of such an event or circumstance, specifying the nature and period of existence thereof.

         9. TERMINATION.

            (a) This Agreement shall be in effect from the date hereof until January 23, 2000 ("Term") unless the due date of the Obligations is accelerated pursuant to paragraph 14 hereof; or

            (b) If, during the term of this Agreement, Borrower prepays the Loan and the Other Facilities in full, and in connection therewith, Borrower either
(i) permits any security agreement, financing statement or analogous instrument to be executed or filed with respect to the Collateral for the benefit of someone other than LaSalle (other than in connection with a Permitted Lien), or
(ii) creates, incurs or assumes any liability for borrowed money (except for borrowings from LaSalle and borrowings permitted pursuant to paragraph 11(h) hereof), owing by Borrower, Borrower agrees to pay to LaSalle, as a prepayment fee, in addition to the payment of all other Obligations owing by Borrower and in addition to the fee due under the Other Loan Agreement, an amount equal to:
(i) five percent (5%) of the amount of the Loan prepaid if the Loan is prepaid during the first year of the Term, (ii) three percent (3%) of the amount of the Loan prepaid if the Loan is prepaid during the second year of the Term, and
(iii) one percent (1%) of the amount of the Loan prepaid if the Loan is prepaid during the third year of the Term.

         10. REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations, warranties and covenants:

            (a) the financial statements delivered or to be delivered by Borrower to LaSalle at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrower, and since the date of the Borrower's financial statements delivered to LaSalle most recently prior to the date of this Agreement, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect;

            (b) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes are as set forth in Schedule 10(b) attached hereto; Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise LaSalle in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of Borrower;

            (c) the Collateral, including without limitation the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised LaSalle in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 10(c) attached hereto, and at other locations within the continental United States of which LaSalle has been advised by Borrower in writing;

            (d) Borrower shall immediately give written notice to LaSalle of any use of any Goods in any state other than a state in which Borrower has previously advised LaSalle Goods shall be used, and Goods shall not, unless LaSalle shall otherwise consent in writing, be used outside of the continental United States;

            (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

            (f) Borrower is and shall at all times during the Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than liens permitted pursuant to paragraph 11(i) below;

            (g) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected;

            (h) there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower which are reasonably likely to have a Material Adverse Effect and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to LaSalle;

            (i) To the best of the Borrower's knowledge, Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a material adverse effect on the operation of its business, and to the best of Borrower's knowledge, Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would have a Material Adverse Effect;

            (j) all written information now, heretofore or hereafter furnished by Borrower to LaSalle is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon reasonable assumptions);

            (k) Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Obligations remain outstanding) be owned by any Affiliate;

            (l) To the best of the Borrower's knowledge, during the five (5) years prior to this Agreement, Borrower's name has always been as set forth on the first page of this Agreement and Borrower has used no tradenames or division names in the operation of its business, except as otherwise disclosed in writing to LaSalle; Borrower shall notify LaSalle in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to LaSalle in writing;

            (m) with respect to Borrower's Equipment: (i) Borrower has good and indefeasible and merchantable title to and ownership of all Equipment, including, without limitation, the Equipment described or listed on the appraisal schedule of Equipment prepared by Daley Hodkin and dated June 1996 delivered to LaSalle prior to the date of this Agreement; (ii) Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all reasonable necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (iii) Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property unless LaSalle will have a perfected first priority lien in such fixture or accession; (iv) from time to time Borrower may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment, but only to the extent the fair market value in the aggregate, of all such Equipment sold or otherwise disposed of by the Borrower during any twelve-month period is less than Ninety Thousand Dollars ($90,000.00) and the fair market value of any such Equipment sold or otherwise disposed of in any single transaction is less than Thirty Thousand Dollars ($30,000.00); and (v) Borrower, immediately on demand by LaSalle, shall deliver to LaSalle any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

            (n) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

            (o) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

            (p) Borrower is not now obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than (i) the Obligations, (ii) indebtedness disclosed to LaSalle on Schedule 10(p) attached hereto, (iii) unsecured indebtedness to trade creditors arising in the ordinary course of Borrower's business, (iv) the Subordinated Debt, and (v) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of Borrower's business.

            (q) Borrower does not own any margin securities, and none of the proceeds of the Loan hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

            (r) Except as otherwise disclosed on Schedule 10(r) attached hereto, the Borrower has no Parents, Subsidiaries or divisions, nor is the Borrower engaged in any joint venture or partnership with any other Person; provided, however, that following the Acquisition, SEI shall be the Parent of the Borrower and SEC is the Parent of SEI;

            (s) Borrower is duly organized and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other states in which the failure to so qualify would not have a Material Adverse Effect;

            (t) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower;

            (u) There are no controversies pending or, to the best of the Borrower's knowledge, threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower, and to the best of the Borrower's knowledge, Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect;

            (v) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it; and

            (w) The Purchase Agreement has been executed and delivered by each party thereto, and the terms and conditions of the Purchase Agreement constitute the valid and binding obligations of each party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally.

Borrower represents, warrants and covenants to LaSalle that all representations, warranties and covenants of Borrower contained in this Agreement (whether appearing in paragraphs 10 or 11 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Obligations and termination of this Agreement.

         11. COVENANTS. Until payment or satisfaction in full of all Obligations and termination of this Agreement, unless Borrower obtains LaSalle's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

            (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and GAAP, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 11(a) attached hereto;

            (b) LaSalle, or any Persons designated by it, shall have the right, at any time, in the exercise of its commercially reasonable credit judgment, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as LaSalle may consider reasonable under the circumstances, provided that so long as there exists no Default or Event of Default, the periodic filed examinations to be conducted at Borrower's expense of Borrower and its financial records will not be conducted more often than quarterly. Borrower shall furnish to LaSalle such information relevant to LaSalle's rights under this Agreement as LaSalle shall at any time and from time to time reasonably request. Borrower authorizes LaSalle to discuss the affairs, finances and business of Borrower with any officers or directors of Borrower or any Affiliate, or with those employees of Borrower with whom LaSalle has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to LaSalle or to such accountants. Borrower shall pay to or reimburse LaSalle for all reasonable fees, costs, and out-of-pocket expenses incurred by LaSalle in the exercise of its rights hereunder and all of such costs, fees and expenses shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loan;

            (c) i) Borrower shall: keep the Collateral properly housed and shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of Borrower with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to LaSalle. Originals or certified copies of such policies of insurance have been or shall be delivered to LaSalle within fifteen (15) days after the Closing Date, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to LaSalle, showing loss under such insurance policies payable to LaSalle. Such endorsement, or an independent instrument furnished to LaSalle, shall provide that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of LaSalle to recover under such policy of insurance in case of loss or damage. Subject to the terms of the Intercreditor Agreement, Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to LaSalle. Borrower irrevocably makes, constitutes and appoints LaSalle (and all officers, employees or agents designated by LaSalle) as Borrower's true and lawful attorney (and agent-in-
fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided, however, that LaSalle shall exercise such rights only upon the occurrence of an Event of Default. The proceeds of any insured loss shall be paid to LaSalle and shall be applied by LaSalle to the Obligations, in such order of application as determined by LaSalle, unless LaSalle permits the use thereof to repair or replace damaged or destroyed Collateral;

                ii) Borrower shall maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle and originals or certified copies of such policies have been or shall be delivered to LaSalle within fifteen (15) days after the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy shall be altered or canceled;

                iii) Borrower shall maintain, at its expense, such business interruption insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle and originals or certified copies of such policies (or binders evidencing the existence of coverage in compliance with this paragraph) have been or shall be delivered to LaSalle on or before the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured and loss payee thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy shall be altered or canceled; each such policy shall be assigned to LaSalle pursuant to LaSalle's standard form of assignment; and

                iv) If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then LaSalle, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as LaSalle deems advisable. All sums disbursed by LaSalle in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall be due on the demand of LaSalle and, until paid, shall bear interest at the highest rate then applicable to the Loan;

            (d) Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; Borrower shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; Borrower shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and Borrower shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Schedule 10(c) attached hereto or in any written notice to LaSalle pursuant to paragraph 10(c) hereof, except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein;

            (e) all monies and other property obtained by Borrower from LaSalle pursuant to this Agreement will be used only in connection with the Acquisition;

            (f) Borrower shall, at the request of LaSalle, indicate on its records concerning the Collateral a notation, in form satisfactory to LaSalle, of the security interest of LaSalle hereunder, and Borrower shall not maintain duplicates or copies of such records at any address other than Borrower's principal place of business set forth on the first page of this Agreement;
provided, however, that Borrower, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

            (g) Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) upon the occurrence of an Event of Default, Borrower keeps on deposit with LaSalle (such deposit to be held without interest) an amount of money which, in the sole judgment of LaSalle, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if Borrower fails to prosecute such contest with reasonable diligence, LaSalle may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, LaSalle may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by LaSalle shall be payable by Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to the Loan hereunder;

            (h) Borrower shall not (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement, (B) unsecured indebtedness owing in the ordinary course of business to trade suppliers, (C) the Subordinated Debt, and (D) indebtedness described on Schedule 10(p) attached hereto; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

            (i) Borrower shall not: (i) except with the prior written consent of LaSalle, enter into any merger or consolidation, issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock, redeem or repurchase any of its stock or have more than ten percent (10%) of its stock sold or transferred in any manner; (ii) sell, lease or otherwise dispose of all or substantially all of its assets; (iii) create any new Subsidiary or Affiliate; (iv) sell or enter into any contract or agreement providing for the sale of all or any part of the Collateral, except for the sale of inventory in the ordinary course of Borrower's business; or (v) permit the Collateral to be encumbered or charged with a lien or security interest of any kind or nature, whether voluntary or involuntary, other than: (A) Permitted Liens; (B) liens securing the Cruttenden Loan provided Cruttenden executes and delivers to LaSalle an Intercreditor Agreement and Subordination Agreement in forms acceptable to LaSalle; (C) liens securing obligations of the Guarantors to the Seller under the Seller Debt provided the Seller executes and delivers to LaSalle an Intercreditor Agreement and Subordination Agreement in forms acceptable to LaSalle; (D) liens securing the Imperial Loan provided Imperial executes and delivers to LaSalle an Intercreditor Agreement and Subordination Agreement in forms acceptable to LaSalle; and (E) liens arising out of the refinancing, extension or renewal of any indebtedness secured by the liens described in (B), (C), or (D) above, provided that (1) such indebtedness is not secured by additional assets, (2) the amount of such indebtedness is not increased, (3) the term of such indebtedness is not less than the term of the indebtedness being refinanced, (4) the holder of the indebtedness executes and delivers to LaSalle an Intercreditor Agreement and Subordination Agreement on substantially the same terms as the Intercreditor Agreement and Subordination Agreement executed by the holder of the indebtedness which was refinanced.

            (j) Borrower shall not make any advance, loan, investment or material acquisition of assets (other than Capital Expenditures permitted pursuant to paragraph 11(m)(v) below) other than (i) advances made to employees in the ordinary course of business so long as the aggregate amount of such advances do not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate outstanding at any time; (ii) investments in marketable securities so long as the aggregate amount of such investments do not exceed One Hundred Thousand Dollars ($100,000.00) at any time; (iii) investments in short-term direct obligations of the United States government;
(iv) investments in negotiable certificates of deposit issued by a bank satisfactory to LaSalle, payable to the order of Borrower or to bearer, (v) investments in commercial paper rated A- 1 or P-1; provided, that with respect to clauses (ii), (iii), (iv), and (v), Borrower shall assign all such investments to LaSalle in form acceptable to LaSalle.

            (k) Borrower shall not (i) except as permitted pursuant to paragraph 11(r) below, declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock; or (ii) except for prepayments on the Subordinated Debt permitted by the Subordination Agreements, make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement;

            (l) Borrower shall not amend its organizational documents or change its fiscal year, except for a change to a calendar year fiscal period;

            (m) Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing Date:

                (i) Tangible Net Worth. Borrower shall maintain at all times a Tangible Net Worth of not less than the sum of (A) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00), plus (B) a sum equal to the aggregate of fifty percent (50%) of the annual net income of the Borrower for each fiscal year of the Borrower (without reduction for any annual net losses) commencing with fiscal year 1997 through the date of determination, all as determined in accordance with GAAP.

                (ii) Interest Coverage Ratio. Borrower shall have as of each date of calculation, a ratio of (A) EBITDA for such fiscal quarter to (B) interest expense for such fiscal quarter, of not less than 1.50 to 1.00, calculated quarterly on a cumulative basis for the fiscal quarters of Borrower ending March 31, 1997, June 30, 1997, September 30, and December 31, 1997, and thereafter calculated monthly on a rolling twelve month basis commencing with the month ending January 31, 1998;

                (iii) Debt Service Coverage Ratio. Borrower shall have as of each date of calculation, a Debt Service Coverage Ratio, of not less than 1.25 to 1.00, calculated quarterly on a cumulative basis for the fiscal quarters of Borrower ending March 31, 1997, June 30, 1997, September 30, and December 31, 1997, and thereafter calculated monthly on a rolling twelve month basis commencing with the month ending January 31, 1998;

                (iv) Liabilities to Tangible Net Worth Ratio. Borrower shall have at all time a ratio of Liabilities (excluding the Seller Debt) to Tangible Net Worth of not more than 3.0 to 1.0.

                (v) Capital Expenditures. Borrower shall not make: (A) Capital Expenditures of an aggregate amount of more than Five Hundred Thousand Dollars ($500,000.00) during any fiscal year (prorated for the fiscal year ending December 31, 1997); or (B) Capital Expenditures in the form of expenditures for capital lease obligations of an aggregate amount of more than Five Hundred Thousand Dollars ($500,000.00) during any fiscal year (pro-rated for the fiscal year ending December 31, 1997).

            (n) Borrower shall reimburse LaSalle for all costs and expenses including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), incurred by LaSalle in connection with the documentation and consummation of this transaction and any other transactions between Borrower and LaSalle, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by LaSalle in seeking to collect any Obligations and to administer and enforce any of LaSalle's rights under this Agreement. Borrower shall also pay all normal service charges with respect to accounts maintained by LaSalle for the benefit of Borrower. All such costs, expenses and charges shall be payable by Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to the Loan hereunder;

            (o) After obtaining the Cruttenden Loan, the Imperial Loan, and the Seller Debt, Borrower will not modify any of the terms of the Cruttenden Loan, the Imperial Loan, or the Seller Debt or any of the documents evidencing, securing or otherwise documenting the Cruttenden Loan, the Imperial Loan, or the Seller Debt without the prior written consent of LaSalle.

            (p) Borrower shall not guaranty any aspect of the equity capital investment to be provided to either Guarantor in connection with the acquisition by SEI of all of the outstanding stock of Borrower; and

            (q) Following the Acquisition, the only dividends which may be made by the Borrower are dividends in an amount equal to the payments owed under the Seller Debt, provided such payments are permitted to be made pursuant to the terms of the Subordination Agreements and such dividends are used to make such payments.

         12. CONDITIONS PRECEDENT.

            (a) The obligation of LaSalle to fund the Loan is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

                (i) LaSalle shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 12(a)(i) (the "Closing Document List");

                (ii) No event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by LaSalle in its sole discretion;

                iii) LaSalle shall have received payment in full of all fees and expenses payable to it by Borrower on or before the Closing Date;

                (iv) LaSalle shall have determined that immediately after giving effect to (A) the making of the Loan requested to be made on the Closing Date, if any, and (B) the payment or reimbursement by Borrower to LaSalle and all other entities for all closing costs and expenses incurred by or owed by the Borrower in connection with the Acquisition and the transactions contemplated hereby, including without limitation the closing fee and the fees and expenses of LaSalle's counsel, on a pro forma basis the "Excess Availability" (as defined in the Other Loan Agreement) of Borrower shall not be less than Five Hundred Thousand Dollars ($500,000.00);

                (v) LaSalle shall have received a certificate from Borrower's chief executive officer or chief financial officer, pursuant to which such officer shall certify that in calculating the Excess Availability described in clause (iv) above, Borrower's outstanding trade payables were (and are) current and not past due in any material respect;

                (vi) LaSalle shall have received opinions of Borrower's and Guarantors' general and local counsel in states in which the Obligors conduct their respective businesses or own properties on such matters as LaSalle deems appropriate;

                (vii) LaSalle shall have completed its background checks and inquiries regarding Borrower and its principals, and shall have discovered no information regarded as unfavorable by LaSalle; and

                (viii) The Obligors shall have executed and delivered to LaSalle all documents which LaSalle determines are reasonably necessary to consummate the transactions contemplated hereby;

                (ix) LaSalle shall have received fully executed Subordination Agreements pursuant to which all of the Subordinated Debt is subordinated to the Obligations pursuant to terms acceptable to LaSalle; and

                (x) LaSalle shall have reviewed and approved of all documents to be executed in connection with the Acquisition, including but not limited to all documents pursuant to which SEC and/or SEI have obtained equity contributions in connection with the Acquisition.

         13. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

            (a) the failure of any Obligor to pay any payment of principal, interest or principal and interest when and as due under any Note; or the failure to pay any of the other Obligations when due, declared due, or demanded by LaSalle in accordance with the terms hereof, and the failure to make payment of any of such other Obligations when due is not cured within five (5) calendar days after notice from LaSalle to the Borrower;

            (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements, which failure continues for five (5) calendar days after notice from LaSalle to Borrower, provided that a failure by Borrower to perform any obligations under any of the following paragraphs of this Agreement shall constitute an immediate Event of Default without Borrower having any notice or cure rights: paragraph 8; paragraphs 10(a), (b), (c), (d), (e), (f), (n) and (o); and paragraphs 11(a), (b), (m), (p)
and (r).

            (c) the making or furnishing by any Obligor to LaSalle of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and LaSalle, which is untrue or misleading in any respect, or the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreement of such Obligor under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect;

            (d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the liens permitted pursuant to paragraph 11(i) and judgment liens which do not constitute an Event of Default under paragraph 13(g) hereof, or the making or any attempt to make any levy, seizure or attachment thereof;

            (e) the commencement of any proceedings (i) in bankruptcy by or against any Obligor, (ii) for the liquidation or reorganization of any Obligor, (iii) alleging that such Obligor is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within ninety (90) days after the commencement of such proceedings;

            (f) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within ninety (90) days after the commencement of such proceedings;

            (g) the entry of any judgment or order in excess of Fifty Thousand Dollars ($50,000.00) against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

            (h) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to LaSalle pursuant to which such Person has guaranteed to LaSalle the payment of all or any of the Obligations or has granted LaSalle a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Obligations;

            (i) the occurrence of an event of default under (i) the Other Loan Agreement; (ii) the Cruttenden Loan; (iii) Seller Debt; (iv) the Imperial Loan; or (v) any agreement or instrument evidencing indebtedness for borrowed money in excess of Fifty Thousand Dollars ($50,000.00) executed or delivered by Borrower or pursuant to which agreement or instrument Borrower or its properties is or may be bound; or

            (j) the occurrence of any event or condition which has or is reasonably likely to have a Material Adverse Effect.

         14. REMEDIES UPON AN EVENT OF DEFAULT.

            (a) Upon the occurrence of an Event of Default described in paragraph 13(e) hereof, all of the Obligations shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all of the Obligations may, at the option of LaSalle, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

            (b) Upon the occurrence of an Event of Default, LaSalle may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of LaSalle's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, LaSalle may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and LaSalle shall have the right to store the same at any of Borrower's premises without cost to LaSalle. At LaSalle's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to LaSalle at one or more places to be designated by LaSalle and reasonably convenient to LaSalle and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Obligations under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to LaSalle, and Borrower agrees that LaSalle shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by LaSalle of any of the Collateral may be applied by LaSalle to the payment of expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel) and any balance of such proceeds may be applied by LaSalle toward the payment of such of the Obligations, and in such order of application, as LaSalle may from time to time elect.

         15. INDEMNIFICATION. Borrower agrees to defend (with counsel reasonably satisfactory to LaSalle), protect, indemnify and hold harmless LaSalle, each affiliate or subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or  asserted  against,  any  Indemnified  Party  (whether  direct,  indirect  or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loan or the use or intended use of the proceeds of the Loan; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to the Loan hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this paragraph 15 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

         16. NOTICES. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to the following addresses or to such other address as each party designates to the other by Notice in the manner herein prescribed:

         If To LaSalle At:

                  LASALLE BUSINESS CREDIT, INC.
                  120 East Baltimore Street, Suite 1802
                  Baltimore, Maryland   21202
                  Attn.:  Patrick E. Killpatrick,
                          Vice President

         If To Borrower At:

                  THE ANTIGUA GROUP, INC.
                  9319 North 94th Way
                  Scottsdale, Arizona  85258
                  Attn.: L. Steven Haynes and
                         Gerald K. Whitley

Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or

(iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail, and notice telecopied as provided in clause (iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

         17. CHOICE OF GOVERNING LAW AND CONSTRUCTION. This Agreement and the Other Agreements are submitted by Borrower to LaSalle for LaSalle's acceptance or rejection at LaSalle's place of business in the State of Maryland as an offer by Borrower to borrow monies from LaSalle now and from time to time hereafter, and shall not be binding upon LaSalle or become effective until accepted by LaSalle, in writing, at said place of business. If so accepted by LaSalle, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MARYLAND AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

         18. FORUM SELECTION AND SERVICE OF PROCESS. To induce LaSalle to accept this Agreement, Borrower irrevocably agrees that, subject to LaSalle's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE STATE OF MARYLAND. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LASALLE IN ACCORDANCE WITH THIS PARAGRAPH.

         19. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and LaSalle. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties thereunder. Borrower hereby consents to LaSalle's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein including, without limitation, LaSalle's rights, titles, interest, remedies, powers and/or duties thereunder. Borrower agrees that it shall execute and deliver such documents as LaSalle may request in connection with any such sale, assignment, transfer or other disposition.

         20. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         21. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of LaSalle as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are paid in full and this Agreement is terminated.

         22. WAIVER OF JURY TRIAL; OTHER WAIVERS; CONFIDENTIALITY.

            (a) LASALLE AND BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWER OR LASALLE OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LASALLE. IN NO EVENT SHALL LASALLE BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

            (b) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LASALLE OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

            (c) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

            (d) LaSalle's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of LaSalle thereafter to demand strict compliance and performance therewith. Any suspension or waiver by LaSalle of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of LaSalle in the exercise of any right or remedy under this Agreement or any

Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by LaSalle unless such suspension or waiver is in writing, signed by a duly authorized officer of LaSalle and directed to Borrower specifying such suspension or waiver.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the 7th day of May, 1997.

WITNESS:                                   LASALLE BUSINESS CREDIT, INC.



/s/ Joseph R.S. Tyssowski                  By:      /s/ Patrick E. Killpatrick
                                                     (SEAL)
                                                    Patrick E. Killpatrick,
                                                    Vice President


                                           THE ANTIGUA GROUP, INC.


/s/ Joseph R.S. Tyssowski                  By:      /s/ Gerald K. Whitley (SEAL)
                                                    Gerald K. Whitley,
                                                    Vice President -- Finance


                                 ACKNOWLEDGMENTS


STATE OF ARIZONA, CITY/COUNTY OF Maricopa, TO WIT:

            I HEREBY CERTIFY that on this 7th day of May, 1997, before me, the undersigned Notary Public of the State aforesaid, in personally appeared Patrick
E. Killpatrick, and acknowledged himself to be a Vice President of LASALLE BUSINESS CREDIT, INC., a Delaware corporation, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of LASALLE BUSINESS CREDIT, INC., by himself as Vice President.

            IN WITNESS MY Hand and Notarial Seal.


                                                    /s/ Melissa M. Derkaz (SEAL)
                                                            NOTARY PUBLIC
My Commission Expires:

My Commission Expires July 31, 1997


STATE OF ARIZONA, CITY/COUNTY OF Maricopa, TO WIT:

            I HEREBY CERTIFY that on this 7th day of May, 1997, before me, the undersigned Notary Public of the State aforesaid, personally appeared Gerald K. Whitley, and acknowledged himself to be the Vice President of Finance of THE ANTIGUA GROUP, INC., a Nevada corporation, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of THE ANTIGUA GROUP, INC., by himself as Vice President.

            IN WITNESS MY Hand and Notarial Seal.


                                                    /s/ Melissa M. Derhaz (SEAL)
                                                            NOTARY PUBLIC
My Commission Expires:

My Commission Expires July 31, 1997

                                    EXHIBIT B


                              OFFICER'S CERTIFICATE


         This Certificate is submitted pursuant to paragraph 8(l) of the Loan and Security Agreement dated May 7, 1997 (Loan Agreement) between LaSalle Business Credit, Inc. (LaSalle) and The Antigua Group, Inc. (Borrower).

         The undersigned hereby certifies to LaSalle that as of the date of this
Agreement:

         1. The undersigned is the VP - Finance of the Borrower.

         2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Loan Agreement, or, if such an event or circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

         3. No material adverse change in the condition, financial or otherwise, business, property, or results of operations of Borrower has occurred since ________________, or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

         4. All insurance premiums due as of such date have been paid.

         5. All taxes due as of such date have been paid or, for those taxes which have not been paid, or, if any taxes have not been paid, a writing attached hereto describes the nature and amount of such taxes, and sets forth Borrower's rationale for not paying such taxes and the action that Borrower has taken or proposes to take with respect thereto.

         6. To the best of the undersigned's knowledge, after appropriate inquiry, except as previously disclosed to LaSalle in writing, no litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened against the Borrower, or, if any litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened against the Borrower, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

         7. Borrower is in compliance with the representations, warranties and covenants in the Loan Agreement, or, if Borrower is not in compliance with any representations, warranties or covenants in the Loan Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

         8. Attached hereto is a true and correct calculation of the financial covenants contained in paragraph 11(m) of the Loan Agreement.

                                          The Antigua Group, Inc.



                                          By: /s/ Gerald K. Whitley (SEAL)
                                              Name:  Gerald K. Whitley
                                              Title: VP - Finance

                                  SCHEDULE 1(a)

                                 Permitted Liens


         Liens evidenced by the following financing statements filed with the Arizona Secretary of State:

         a.     File #842851 Secured Party
                IBM Credit Corporation.

         b.     File #839610 Secured Party
                American Business Credit Corp.

         c.     File #836137 Secured Party
                El Camino Resources, Inc.

                                 SCHEDULE 10(b)

                         Chief Executive Office/Records



         9319 N. 94th Way, Scottsdale, Arizona

                                 SCHEDULE 10(c)

                                    Locations


         9319 N. 94th Way, Scottsdale, AZ

         9318 N. 95th Way, Scottsdale, AZ

         9332 N. 95th Way, Scottsdale, AZ

         9445 E. Doubletree Ranch Road, Scottsdale, AZ

                                 SCHEDULE 10(p)

                             Permitted Indebtedness


Promissory Note in the original principal amount of $334,619 dated January 1, 1993 payable to Ronald A. McPherson. Current outstanding balance is $250,964.25.

Promissory Note in the original principal amount of $334,619 dated January 1, 1993 payable to Gerald K. Whitley. Current outstanding balance is $250,964.25.

Various loans to employees, current or prior, with various maturity dates with outstanding principal balances not in excess of $19,565.32 in the aggregate.

Loan relating to one auto show van with an outstanding principal balance totaling $14,889.00

Note payable to IBM related to an AS400 upgrade. Current outstanding balance is $68,393.00.

                                 SCHEDULE 10(r)

                                   Affiliates


                                      None

                                SCHEDULE 12(a)(i)

                             Closing Documents List

LOAN DOCUMENTS

Loan And Security Agreement
Note
Financing Statements
         Nevada
         Arizona
Trademark Security Agreement
Intercreditor Agreement
Subordination Agreements
         a.     Seller
         b.     Cruttenden
         c.     Whitley
         d.     McPherson
         e.     Imperial
Continuing Unconditional Guaranty
         a.     SEI
         b.     SEC
Security Agreement
         a.     SEI
         b.     SEC
Financing Statements
         a.     SEI
                i.                                   Texas
                ii.                                  Dallas County
                ii.                                  Ontario
         b.     SEC
                i.                                   Texas
                ii.                                  Dallas County
                iii.                                 Ontario
                iv.                                  British Columbia

MATTERS OF PUBLIC RECORD

UCC-1 and other Record Searches
UCC-3 Terminations
         a.     Prestige Capital Corporation
         b.     Banc One Arizona Leasing Corporation
Post Closing Record Searches
Judgment Satisfactions
Release Of Tax Lien

MATERIALS TO BE SUBMITTED PRIOR TO CLOSING

Perfection Certificate
         a.     Antigua
         b.     SEI
         c.     SEC
Opinion Of Borrower's Counsel
Opinion Of Guarantors' Counsel
Secretary's Certificate (Borrower)
         Exhibit A - List of Officers and Directors
         Exhibit B - Resolutions
         Exhibit C - Bylaws
         Exhibit D - Articles of Incorporation
Certificates of Good Standing (Borrower)
         Nevada
         Arizona
Certification Regarding Trade Payables
Licensor's Consent To  Merger
         a.     NBC
         b.     NFL
         c.     NBA
Seller Notes And Related Documents
Cruttenden Loan Documents
Imperial Loan Documents
Copies of Documents Evidencing Equity in SEC
         a.     Geometry Partners
         b.     Junction Partners
         c.     WestCoast Gulf Promotions, Inc.
         d.     KOZ Capital Corp.
Amendments To Whitley & McPherson Notes
Purchase Agreement And Related Acquisition Documents
Certification Regarding Trade Payables
Secretary's Certificate (SEI)
         Exhibit A - List of Officers and Directors
         Exhibit B - Resolutions
         Exhibit C - Bylaws
         Exhibit D - Articles of Incorporation
Secretary's Certificate (SEC)
         Exhibit A - List of Officers and Directors
         Exhibit B - Resolutions
         Exhibit C - Bylaws
         Exhibit D - Articles of Incorporation
Certificates of Good Standing
         a.     SEI
         b.     SEC
Insurance Certificates with Lender
  Loss Payee Endorsements
         a.     SEI
         b.     SEC